UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 19, 2010

NETLIST, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33170	95-4812784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

51 Discovery, Suite 150

Irvine, California 92618
(Address of Principal Executive Offices)

(949) 435-0025

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 19, 2010, Netlist, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Needham & Company, LLC, as sole book-running manager, and Roth Capital Partners LLC, as co-manager (collectively, the “Underwriters”), related to a public offering (the “Offering”) of 3,995,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a public offering price of $3.85 per share (the “Offering Price”).  Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 599,250 shares of Common Stock to cover over-allotments, if any, at the Offering Price. The Offering is expected to close on March 24, 2010, subject to the satisfaction of customary closing conditions. The net proceeds to the Company are expected to be approximately $14.12 million after deducting the underwriting discounts and commissions and estimated expenses payable by the Company that are associated with this Offering, assuming no exercise by the Underwriters of their over-allotment option.

The Offering is being made pursuant to a prospectus supplement dated March 19, 2010 and an accompanying prospectus dated January 20, 2010, pursuant to the Company’s existing effective shelf registration statement on Form S-3 (File No. 333-164290), which was filed with the Securities and Exchange Commission (the “Commission”) and declared effective by the Commission on January 20, 2010.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

A copy of the opinion of Bryan Cave LLP relating to the legality of the issuance and sale of the shares of Common Stock in the Offering is attached as Exhibit 5.1 hereto. A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Offering by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

The Underwriting Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Item 8.01.  Other Events.

On March 19, 2010, the Company issued a press release announcing that it had priced the Offering. The Company’s press release is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.  See the Exhibit Index which is hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETLIST, INC.

Date: March 19, 2010	By:	/s/ Gail Itow
Gail Itow
Vice President and Secretary

Exhibit Index

Exhibit	Description
1.1	Underwriting Agreement dated March 19, 2010 by and among the Company, Needham & Company, LLC, as sole book-running manager, and Roth Capital Partners LLC, as co-manager.
5.1	Opinion of Bryan Cave LLP.
23.1	Consent of Bryan Cave LLP (included in the opinion filed as Exhibit 5.1).
99.1	Press Release dated March 19, 2010.